UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (date of earliest event reported): February 15, 2007
TERREMARK WORLDWIDE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12475	84-0873124

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2601 S. Bayshore Drive
Miami, Florida 33133

(Address of principal executive office)
Registrant’s telephone number, including area code: (305) 856-3200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     As previously announced, on January 5, 2007, the Company secured financing of $27.25 million from Credit Suisse, International (“Credit Suisse”) to partially fund its previously announced expansion plans. To obtain this financing, on January 5, 2007, the Company entered into a Purchase Agreement with Credit Suisse, Cayman Islands Branch and Credit Suisse, International for the sale of (i) $10 million aggregate principal amount of the Company’s Senior Subordinated Secured Notes due June 30, 2009 (the “Series A Notes”) to Credit Suisse, Cayman Islands Branch, and (ii) $4 million in aggregate principal amount of the Company’s 0.5% Senior Subordinated Convertible Notes due June 30, 2009 (the “Series B Notes”) to Credit Suisse, International. Also, on January 5, 2007, the Company entered into a capital lease facility commitment letter (the “Lease Financing Commitment”), with Credit Suisse for lease financing in the amount of up to $13,250,000 (the “Lease Financing”) for certain specified properties. The Company is required to accrue a commitment fee of 550 basis points based on the available but unused portion under the Lease Financing Commitment beginning on January 1, 2007.
     On February 15, 2007, the Company completed part of such Lease Financing by causing a single-purpose entity formed and wholly-owned by the Company (the “Lessee”) to enter into a Participation Agreement (the “Participation Agreement”) with a single-purpose entity designated and structured by Credit Suisse (the “Lessor”) under the terms of which the Lessor acquired for approximately $4,400,000 (the “Purchase Price”) 30 acres of real property in Culpeper County, Virginia and leased this property to Lessee under the terms of a triple net lease (the “Lease”) under which Lessee agreed to bear all rights, obligations, and expenses related to the Property. The Lease expires on June 30, 2009. The Lessee is required under the Lease to pay rent to the Lessor in an amount equal to the Purchase Price of the property multiplied by three-month LIBOR plus 550 basis points per annum, which rate increases by an additional 100 basis points on January 1, 2009. In lieu of cash payments, at the Lessee’s option, it may satisfy these rent obligations each quarter by adding the rent accrued for such quarter to the Purchase Price of the property with corresponding increases in future rent payment obligations. The Company has guaranteed all of the Lessee’s payment and performance obligations under the Lease pursuant to the terms of a Guaranty dated as of February 15, 2007 (the “Guaranty”).
     Upon expiration (or early termination for any reason) of the term of the Lease, the Lessee is required to purchase the property from the Lessor or reimburse it to the extent the Lessor sells the property to a third party for less than the Purchase Price plus accrued and added interest. The Lessee may also elect to purchase the property at any time during the term of the lease. If the Lessee elects to exercise any such early buy-out option, the Company is required to offer to repurchase the Series A Notes at an offer price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest.
     The foregoing summary of the Lease Financing Commitment, the Participation Agreement, the Lease and the Guaranty is not complete and is qualified in its entirety by reference to the agreements, which are attached hereto or incorporated herein as Exhibits 10.46, 10.49, 10.50 and 10.51, respectively, and incorporated herein by reference together with a Lease Supplement, Memorandum of Lease Agreement and Remedies, which Lessee executed on February 15, 2007 to grant a leasehold mortgage in and to its interests in the Property as Lessee and Appendix I to Participation Agreement, Lease Agreement and Other Operative Documents — Definitions and Interpretation, which are attached hereto as Exhibits 10.52 and 10.53, respectively, and incorporated herein by reference.

Item 2.03	Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     See Item 1.01 above.

Item 9.01	Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired
     Not applicable.
(b) Pro Forma Financial Information
     Not applicable.

(c) Shell Company Transactions
     Not applicable.
(d) Exhibits

Exhibit
Number	Description

10.46
Capital Lease Facility Commitment Letter dated as of January 5, 2007, by and between Terremark Worldwide, Inc. and Credit Suisse Securities (USA) LLC and Credit Suisse, Cayman Islands Branch. (incorporated by reference to the same exhibit number attached to the Company’s current report on Form 8-K filed on January 11, 2007).

10.49	Participation Agreement, dated as of February 15, 2007, by and among Culpeper Lessor 2007-1 LLC, as Lessor, NAP of the Capital Region, LLC, as Lessee and Terremark Worldwide, Inc., as Guarantor.

10.50	Lease Agreement, dated as of February 15, 2007, by and between Culpeper Lessor 2007-1 LLC and NAP of the Capital Region, LLC.

10.51	Guaranty, dated as of February 15, 2007 by Terremark Worldwide, Inc. in favor of Culpeper Lessor 2007-1 LLC.

10.52
Lease Supplement, Memorandum of Lease Agreement and Remedies, dated as of February 15, 2007, by and among Culpeper Lessor 2007-I LLC, as Lessor, NAP of the Capital Region, LLC, as Lessee and James W. DeBoer, as Trustee.

10.53	Appendix I to Participation Agreement, Lease Agreement and Other Operative Documents — Definitions and Interpretation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERREMARK WORLDWIDE, INC.
Date: February 20, 2007	By:	/s/ Jose Segrera
		Name:	Jose Segrera
		Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

10.49	Participation Agreement, dated as of February 15, 2007, by and among Culpeper Lessor 2007-1 LLC, as Lessor, NAP of the Capital Region, LLC, as Lessee and Terremark Worldwide, Inc., as Guarantor.

10.50	Lease Agreement, dated as of February 15, 2007, by and between Culpeper Lessor 2007-1 LLC and NAP of the Capital Region, LLC.

10.51	Guaranty, dated as of February 15, 2007 by Terremark Worldwide, Inc. in favor of Culpeper Lessor 2007-1 LLC.

10.52
Lease Supplement, Memorandum of Lease Agreement and Remedies, dated as of February 15, 2007, by and among Culpeper Lessor 2007-I LLC, as Lessor, NAP of the Capital Region, LLC, as Lessee and James W. DeBoer, as Trustee.

10.53	Appendix I to Participation Agreement, Lease Agreement and Other Operative Documents — Definitions and Interpretation.

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